UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2020

Axovant Gene Therapies Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37418	98-1333697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1, 3rd Floor

11-12 St. James’s Square

London SW1Y 4LB, United Kingdom

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): +44 203 997 8931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.00001 par value per share	AXGT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 5, 2020, Kristiina Vuori, M.D., Ph.D. was appointed to the Board of Directors, or the Board, of Axovant Gene Therapies Ltd., filling an existing vacancy, with a term expiring at the 2021 Annual General Meeting of Shareholders. Dr. Vuori has been appointed to serve as a member of the Nominating and Corporate Governance Committee of the Board. There is no arrangement or understanding between Dr. Vuori and any other person pursuant to which she was selected as a director, and there is no family relationship between Dr. Vuori and any of our other directors or executive officers. There are no transactions to which we or any of our subsidiaries is a party and in which Dr. Vuori has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Dr. Vuori, age 52, has served as President of Sanford Burnham Prebys Medical Discovery Institute, or the Institute, since January 2010. The Institute is a non-profit research organization focused on biomedical research and drug discovery in the areas of cancer, neurodegeneration, diabetes, and infectious, inflammatory, and childhood diseases. In addition, Dr. Vuori has held the Pauline and Stanley Foster Presidential Chair since January 2010 and has served as Professor at the Institute since January 1995. From July 2014 to September 2017, Dr. Vuori served on the board of directors of WebMD Health Corp., an online publisher of health news and information, and since June 2019, has served on the board of directors of Bionano Genomics, Inc., a life sciences instrumentation company. Additionally, she serves or has served in the past five years on the boards of directors of the California Institute for Regenerative Medicine, the Sanford Consortium for Regenerative Medicine and the California Breast Cancer Research Council. Dr. Vuori earned her M.D. and Ph.D. from the University of Oulu, Finland. Our board of directors believes that Dr. Vuori’s experience as a physician-scientist in biomedical research and drug discovery and as an educator of research scientists, her experience managing a large non-profit research organization, and her various leadership roles in non-profit, for-profit and public boards qualify her to serve on our board of directors.

In accordance with our non-employee director compensation arrangement, Dr. Vuori will receive a standard annual cash retainer of $40,000 for service as a director and an additional $5,000 annual cash retainer for her service on the Nominating and Corporate Governance Committee of the Board. If she is subsequently appointed to serve on any other committee, she will receive an additional annual cash retainer for her service on such committee. In addition, on October 5, 2020, Dr. Vuori was awarded an initial option grant to purchase 35,000 of our common shares with an exercise price equal to $5.63 per share, the closing price of our common shares on the grant date. This option will vest over a period of three years, with one-third of the common shares underlying the option vesting on each of the first, second and third anniversaries of October 5, 2020.

We will enter into our standard indemnification agreement with Dr. Vuori, the form of which was previously filed as Exhibit 10.4 to our Registration Statement on Form S-1 initially filed with the SEC on May 11, 2015 (File No. 333-204073).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOVANT GENE THERAPIES LTD.

Dated:	October 8, 2020
		By:	/s/ David Nassif
		Name:	David Nassif
		Title:	Principal Financial Officer and Principal Accounting Officer